                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Culbro Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                               CULBRO CORPORATION

                                     [LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 11, 1996


     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Culbro Corporation (the "Corporation") will be held in the Auditorium on the 3rd floor of the offices of the Corporate Headquarters of Chemical-Chase Banking Corporation, 270 Park Avenue, New York, N.Y. on the 11th day of April 1996, at 2:00 P.M., local time, to consider and act upon:


     1.   The election of directors of the Corporation;

     2. The approval of the adoption of the 1996 Stock Plan of the Corporation;

     3. The approval of the adoption of the 1996 Stock Option Plan for Non-employee Directors of the Corporation;

     4. The approval of amendments to the employment agreement with the Corporation's chief financial officer, Jay M. Green;

     5. The approval of the selection of the Corporation's independent accountants for 1996; and

     6. Such other business as may properly be brought before the Meeting or any adjournment thereof.


  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.


     Only shareholders of record at the close of business on March 5, 1996 are entitled to notice of, and to vote at, the Annual Meeting.

                                                   A. ROSS WOLLEN
                                                   SECRETARY

Dated:  March 15, 1996

                               CULBRO CORPORATION
                              387 Park Avenue South
                          New York, New York 10016-8899

                                   -----------

                                 PROXY STATEMENT
      This Proxy Statement is furnished to the shareholders of Culbro Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders to be held on April 11, 1996 at 2:00 P.M., local time, in the Auditorium of Chemical-Chase Banking Corporation, 270 Park Avenue, New York, N.Y., for the purposes set forth in the accompanying notice of meeting.

                                     GENERAL

      This solicitation is being made on behalf of the Board of Directors of the Corporation. The initial distribution of proxy materials is expected to be made on or about March 18, 1996. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; (ii) for the approval of the adoption of the 1996 Stock Plan of the Corporation; (iii) for the approval of the adoption of the 1996 Stock Option Plan for Non-employee Directors of the Corporation; (iv) for the approval of amendments to the employment agreement with the Corporation's chief financial officer, Jay M. Green; and (v) for approval of the selection of Price Waterhouse LLP as independent accountants for the Corporation for 1996. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the other matters to be voted on have been approved. Proposals by shareholders for the Corporation's 1997 Annual Meeting of Shareholders must be received by the Corporation before November 15, 1996.

      Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

      The cost of solicitation of proxies by the Board of Directors will be borne by the Corporation. Such solicitation will be made by mail and in addition may be made by officers and employees of the Corporation personally or by telephone, facsimile machine or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other like parties.

      Each holder of a share of Common Stock of the Corporation will be entitled to one vote for each share held of record by such person at the close of business on March 5, 1996, which is the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. As of such date the Corporation had outstanding 4,431,005 shares of Common Stock (excluding 118,185 shares of treasury stock).

                              ELECTION OF DIRECTORS

      At the 1996 Annual Meeting of Shareholders, eleven (11) directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees have served as directors since the last Annual Meeting. The directors must be elected by a plurality of the votes cast in person or by proxy by shareholders entitled to vote at the meeting. If for any reason any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS


                          (AGE) AND
                       DATE SINCE WHICH
        NAME           HAS CONTINUOUSLY
  (LETTERS REFER TO       SERVED AS A           PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIPS,  DIRECTOR OF THE           BUSINESS EXPERIENCE                       ALSO SERVES AS A DIRECTOR
  IDENTIFIED BELOW)       CORPORATION           DURING PAST FIVE YEARS (1)                OF THE FOLLOWING CORPORATIONS
---------------------- -----------------        --------------------------                -----------------------------
Bruce A. Barnet           (50) 1990       President and Chief Executive Officer
 (a),(b),(f)                               of Cowles Magazines - publishing (1993);
                                           Private investor (1991-1992)

John L. Bernbach          (52) 1988       Chairman and Chief Executive Officer of         North American Television,
 (a),(f)                                   The Bernbach Group, Inc. - consulting           Inc., Northbridge
                                           (1994), Chairman and Chief Executive            Programming, Inc., Wemco, Inc.,
                                           Officer of North American Television,           Chairman, Avenue China, Inc.
                                           Inc.-television distribution,
                                           Vice Chairman of DDB Needham
                                           Worldwide, Inc., Director and
                                           President of DDB Needham Worldwide
                                           Inc.-advertising (1989-1994)

Edgar M. Cullman (2)      (78) 1961       Chairman of the Board of Directors              Centaur Communications Limited,
 (b),(c),(d),(e)                                                                           Bloomingdale Properties, Inc.,
                                                                                           The Eli Witt Company

Edgar M. Cullman, Jr.(2)  (50) 1982       President; President of                         First Financial Caribbean
 (c),(d),(f)                               Culbro Land Resources, Inc. (1992-1993)         Corporation, Bloomingdale
                                            (1995)                                         Properties, Inc., The Eli Witt Company

Frederick M. Danziger(2)  (56) 1975       Of Counsel to the Firm of Latham &              IBAH, Inc.
 (c),(d)                                   Watkins - attorneys (1995);                     Monro Muffler/Brake Inc.,
                                           Member of the Firm of Mudge Rose                Ryan Instruments, L.P. (general
                                           Guthrie Alexander & Ferdon                      partner), Bloomingdale
                                           (1990 - 1995)                                   Properties, Inc., First
                                                                                           Financial Caribbean Corporation,
                                                                                           Centaur Communications Limited

John L. Ernst(3)          (55) 1983       Chairman of the Board and President             First Financial Caribbean
 (b),(c),(e)                               of Bloomingdale Properties, Inc. -              Corporation
                                           investments and real estate

Thomas C. Israel          (52) 1989       A Director and Chairman of A.C.                 Glenayre Technologies, Inc.,
 (a),(f)                                   Israel Enterprises, Inc. - investments          Noel Group, Inc.

Dan W. Lufkin             (63) 1976       Private investor                                Syratech, Inc., Allen & Co., Inc.
 (a),(b),(c),(d),(e)



                                                                  2


                          (AGE) AND
                       DATE SINCE WHICH
        NAME           HAS CONTINUOUSLY
  (LETTERS REFER TO       SERVED AS A           PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIPS,  DIRECTOR OF THE           BUSINESS EXPERIENCE                       ALSO SERVES AS A DIRECTOR
  IDENTIFIED BELOW)       CORPORATION           DURING PAST FIVE YEARS (1)                OF THE FOLLOWING CORPORATIONS
---------------------- -----------------        --------------------------                -----------------------------

Graham V. Sherren         (58) 1987       Chairman and Chief Executive Officer,           Hundred Acre Securities Ltd.,
 (f)                                       Centaur Communications Limited -                InType Ltd., Gieves Group
                                           publisher of magazines and trade                Ltd., Stace-Barr Ltd.
                                           periodicals in the United Kingdom

Peter J. Solomon          (57) 1980       Chairman, Peter J. Solomon Company              Horizon Group, Inc.,
 (b),(d)                                   Limited -investment bankers;                    Century Communications Inc.,
                                                                                           Charrette Corporation,
                                                                                           Bradlee's, Inc., Monroe
                                                                                           Muffler/Brake, Inc.,
                                                                                           Office Depot, Inc.,
                                                                                           Phillips-Van Heusen Corp.

Francis T. Vincent, Jr.   (57) 1992       Vincent Enterprises;                            Horizon Group, Inc.,
 (a),(b),(f)                               Private investor; senior advisor                Oakwood Homes Corp.,
                                           to Peter J. Solomon Company Limited-            Time Warner, Inc.
                                           investment bankers (1992-1994);
                                           Commissioner, Major League Baseball
                                           (1989-1992)

------------------------

     Member of the: (a) Audit Committee; (b) Compensation Committee; (c) Executive Committee; (d) Finance Committee; (e) Nominating Committee; and
     (f) Strategic Planning Committee


(1) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with the Corporation.

(2) Mr. Cullman is the father of Mr. Cullman, Jr., and the father-in-law of Mr. Danziger.

(3)  Mr. Ernst is the nephew of Mr. Edgar M. Cullman.

     The Board of Directors held 12 meetings during 1995. The Corporation has the following Committees of the Board of Directors: Audit, Compensation, Executive, Finance, Nominating and Strategic Planning. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended approximately 86% of the aggregate of all Board and Committee meetings (of Committees of which they were members). Messrs. Sherren and Lufkin attended less than 75% of combined Board and Committee meetings (of Committees of which they are members).

     Members of the Board of Directors who are not employees of the Corporation received $16,200 per year and $720 for each Board and Committee meeting attended in 1995. Committee chairmen received $1,080 for each Committee meeting attended, except for the chairmen of the Audit and Compensation Committees who received $1,350. Reduced amounts were paid if more than one meeting was held on any day. Increases of approximately 15% in the annual retainer and meeting fees (prior to a reduction of 10% in 1991) will be paid in 1996. Non-employee Directors who are not members of the Cullman-Ernst group (See "Principal Holders") participate in the Corporation's stock option plans for non-employee Directors.

     The Audit Committee, whose Chairman is Mr. Israel, reviews audit reports and the scope of audit by both the Corporation's internal audit staff and its independent accountants and related matters pertaining to the preparation and examination of the Corporation's financial statements. From time to time such Committee makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants. The Audit Committee held two meetings in 1995 and recommended to the Board of Directors the selection of Price Waterhouse LLP (See "Selection of Independent Accountants").

     The Nominating Committee, whose Chairman is Mr. Ernst, recommended to the Board of Directors the election of the director-nominees proposed in this Proxy Statement for election by the shareholders. The Nominating Committee reviews incumbent directors and the qualifications of candidates suggested from all sources, including Board members, management and shareholders. Shareholders desiring to recommend candidates for election as directors at the Corporation's 1997 Annual Meeting of Shareholders should submit names and appropriate biographical information to the Secretary of the Corporation before November 1, 1996.

     For information about the Compensation Committee, see Compensation Committee Report on Executive Compensation - Interlocks and Insider Participation on page 16.


             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

MANAGEMENT

     The following table lists the number of shares and options to purchase shares of Common Stock of the Corporation beneficially owned or held by the nominees for election as directors (who are all current directors) and by all directors and officers of the Corporation collectively:

                                           NUMBER OF                PERCENT OF
       NAME                                SHARES(1)                OUTSTANDING
       ----                                ---------                -----------
Bruce A. Barnet                              6,100                     *
John L. Bernbach                             6,600                     *
Edgar M. Cullman                           974,874                    22% (2)
Edgar M. Cullman, Jr.                      874,158                    20% (2)
Frederick M. Danziger                      164,120                     4% (2)
John L. Ernst                              425,784                    10% (2)
Thomas C. Israel                            11,000                     *
Dan W. Lufkin                               16,000                     *
Graham V. Sherren                            6,500                     *
Peter J. Solomon                             7,000                     *
Francis T. Vincent, Jr.                      7,000                     *
All directors and officers collectively,
   consisting of fifteen persons         2,069,778                   47% (1)

------------------------
* Less than 1%

(1) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission. Beneficial ownership shown is sole investment and voting power, except as reflected in footnote 2.
      Where more than one person shares investment and voting power in the same shares such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes options granted to Directors pursuant to the 1992 Stock Option Plan for Non-employee Directors. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in footnote 2, are officers and directors.

(2) See "Principal Holders". Included within the shares shown as beneficially owned by Mr. Cullman are 863,576 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 416,321 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Danziger are 147,578 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Mr. Cullman, Jr. are 733,990 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Ernst, Danziger, and Cullman, Jr. disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.

PRINCIPAL HOLDERS

      As of December 31, 1995, a group consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,237,312 shares of the Corporation's Common Stock (approximately 50.1%). Among others, Messrs. Cullman and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman-Ernst group), hold investment and voting power or shared investment and voting power over such shares. David Danziger, son of Mr. Danziger, joined the Corporation in February 1996 as Vice President-Corporate Development. Certain of such shares are pledged as security for loans payable under standard pledge arrangements.

      A form filed with the Securities and Exchange Commission on behalf of the Cullman-Ernst group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

      The Gabelli Group, Inc., One Corporate Center, Rye, New York, NY 10580, through certain wholly-owned subsidiaries, is the owner of an aggregate of 879,200 shares of the Corporation's Common Stock (approximately 20%). A form filed with the Securities and Exchange Commission on September 18, 1991 by Gabelli Funds, Inc. states that the securities have been acquired by GAMCO Investors, Inc., a wholly-owned subsidiary of Gabelli Funds, Inc. and Gabelli Funds, Inc., on behalf of their investment advisory clients. The Corporation has been informed that no individual client of The Gabelli Group, Inc. has ownership of more than 5% of the Corporation's Common Stock. An affiliate of the Gabelli Group provides investment advisory services to the Corporation's pension fund for which it receives customary advisory fees.

      Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 297,200 shares of the Corporation's Common Stock (approximately 7%) as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms, a review of the copies of other such forms received by it and the written representation from one reporting entity that no Form 5 was required for such entity, the Corporation believes that with respect to 1995 all such Section 16(a) filing requirements were satisfied.


                        INTERESTS IN CERTAIN TRANSACTIONS

      For the information of shareholders, attention is called to the following transactions between the Corporation and other parties in which the persons mentioned below might have had a direct or indirect interest.

      1. Mr. Danziger was a member of the law firm of Mudge Rose Guthrie Alexander & Ferdon until its liquidation in 1995. During the Corporation's 1995 fiscal year, such firm received for services rendered approximately $192,000 from the Corporation. Since December 1, 1995 Mr. Danziger has been Of Counsel to the law firm of Latham & Watkins. It is anticipated that payments to Latham & Watkins by the Corporation and its subsidiaries will be substantial in 1996. They were immaterial in 1995.

      2. The Corporation, through a wholly-owned subsidiary Club Macanudo, Inc. ("Club Macanudo"), is constructing a cigar bar in New York City on leased premises. The interior design firm of Cullman & Kravis is providing interior design services for Club Macanudo and for renovations to the Corporation's New York City facilities. In 1995 a total of approximately $25,000 was paid such firm in fees and commissions (other than reimbursements for furnishings purchased for the Corporation). Elissa Cullman, a co-owner of the firm, is the wife of Edgar Cullman, Jr. Club Macanudo has also contracted with Mark Strausman, the chef-proprietor of Campagna restaurant in New York City, to consult as to Club Macanudo's menu and design. Mr. Cullman and Mr. Cullman, Jr. are part owners of Campagna. The consulting agreement with Mr. Strausman is personal and not with Campagna.

      3. The Corporation has a Directors and Officers Liability and Corporate Reimbursement insurance policy with the Chubb Group of Insurance Companies. The policy period is from March 19, 1995 through March 19, 1996 at a premium of $113,850. The Corporation maintains a separate Pension Trust Liability insurance policy covering employees acting in fiduciary capacities. The policy period is from March 19, 1995 through March 19, 1996 at a premium of $22,700.

      See Compensation Committee Interlocks and Insider Participation on page 16, for certain other interests.

      The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which the Corporation or any of its subsidiaries was a party (other than as appears from the records of the Corporation), is based upon statements furnished to the Corporation by its directors and officers.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation for the Corporation's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Corporation's last three calendar years.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                         -----------------------
                                              ANNUAL COMPENSATION (1)                              AWARDS
                                   ----------------------------------------------        -----------------------
         (A)                       (B)       (C)            (D)            (E)            (F)           (G)
   ----------------                ----    --------       -------     ------------       ------     ------------
                                                                         OTHER                       SECURITIES
                                                                         ANNUAL          RESTRICTED  UNDERLYING
         NAME AND                            SALARY                   COMPENSATION         STOCK    OPTIONS/SARs
     PRINCIPAL POSITION            YEAR       ($)          BONUS ($)      ($)              AWARDS($)    (#)
    --------------------           ----     -------        ---------  ------------       ---------- ------------
Edgar M. Cullman                   1995     375,000            -         13,689               -         -
    Chairman of the Board and      1994     360,000            -         23,628               -         -
    Chief Executive Officer        1993     360,000            -         17,242               -         -


Edgar M. Cullman, Jr.              1995     367,000       1,164,400(2)   29,871               -         -
    President                      1994     352,000               -      33,716               -         -
    Chief Operating Officer        1993     352,000          75,000(3)   25,510               -         -

Jay M. Green (4)                   1995     355,000         666,607(2)   24,912               -         -
    Executive Vice President       1994     340,000               -      26,714               -      125,000
    Chief Financial Officer        1993     340,000         120,000(3)   25,510               -       14,900

A. Ross Wollen                     1995     205,000         377,501(2)  109,879               -       15,000
    Senior Vice President          1994     176,925               -      30,182               -       11,500
    General Counsel & Secretary    1993     176,925          55,000(3)   27,573               -       10,000


Joseph C. Aird                     1995     130,970         163,657(2)   72,273               -        4,000
    Vice President-Controller      1994     115,500            -         26,607               -        4,500
                                   1993     115,500           60,000(3)  23,508               -        3,900

---------------------------

(1) Amounts shown under Other Annual Compensation include matching contributions made by the Corporation under the Savings Plan and other miscellaneous cash benefits, not required to be included, but do not include funding for or receipt of retirement plan benefits (See "Employee Benefit Plans"). No executive officer who would otherwise have been includable in such table resigned or terminated employment during 1995.

(2) Annual and long-term bonuses were paid in 1996, with respect to performance in 1995 and the 1993-95 cycle, respectively. Of such amounts, $550,000 of Mr. Cullman, Jr.'s and $30,000 of Mr. Green's bonuses are being deferred and will be paid on April 1, 1996.

(3) Special cash bonuses were paid in 1993 (other than to the chief executive officer) to the four next highest paid executive officers, all in connection with the merger of one of the Corporation's subsidiaries which closed in February 1993.

(4) Mr. Green entered into an Employment Agreement with the Corporation which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders. The Employment Agreement provides that Mr. Green will be employed by the Corporation as Executive Vice President - Finance and Administration and Treasurer for a period of five years at a base salary of $340,000 (subject to increases annually as determined by the Compensation Committee). If Mr. Green is terminated by the Corporation without cause, he will be entitled to receive a cash severance payment of 150% of his annual salary. The Employment Agreement also provides for a grant of an option to purchase 125,000 shares of the Corporation's Common Stock at a fixed exercise price of $4 per share. Mr. Green's Employment Agreement has been amended in two respects subject to shareholder approval. See page 23.


                             EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

      Retirement benefits are payable under the Corporation's Employees Retirement Plan for officers and other employees of the Corporation and its participating subsidiaries. Directors who are not employees do not participate. Benefits are accrued under the Plan on a career-average earnings basis and through 1995 the pension credit is 1.1% for annual compensation up to the individual's covered compensation as determined from published Social Security tables and 1.65% for annual compensation above said amounts. Compensation is the base rate of earnings as of the first business day of each Plan Year payable for service during the Plan Year, excluding overtime, bonuses, incentive compensation or other additional compensation. The estimated annual benefits payable as a life annuity upon retirement at normal retirement age, which assumes service will continue until age 65 at 1995 base salaries, for Messrs. Cullman, Jr., Green, Wollen and Aird are $99,736, $54,222, $63,502 and $46,836,
respectively. The retirement benefit for Mr. Cullman, Sr., reflecting the fact that he deferred receipt since age 65, is $169,544, which under tax law he was required to begin receiving April 1, 1989.


STOCK OPTION PLANS


      In January of 1991 the Board of Directors approved the adoption of the 1991 Employees Incentive Stock Option Plan (the "1991 Plan") which was approved by the Corporation's shareholders on May 9, 1991. Options granted pursuant to the 1991 Plan in 1991 and 1992 have substantially exhausted the options available for grant thereunder. In December 1992 the Board of Directors approved the adoption of the Culbro Corporation 1992 Stock Plan (the "1992 Plan") which was approved by the Corporation's shareholders on April 8, 1993. Options to purchase a total of 68,000 shares were granted under the

1992 Plan to 8 employees, including Mr. Wollen and Mr. Aird, on January 16, 1996 at $46 per share. In March 1996, the Board of Directors approved the adoption of the Culbro Corporation 1996 Stock Plan. See the discussion of the 1996 Stock Plan under "Proposal to Approve the Culbro Corporation 1996 Stock Plan" at page 18. The Board of Directors has also approved a stock option plan for non-employee Directors. See the discussion under "Proposal to Approve the Culbro Corporation 1996 Stock Option Plan for Non-employee Directors" at page 22.

     Options outstanding in 1995 were granted either under the 1991 Plan or the 1992 Plan (collectively the "Plans"). The Plans are administered by the Compensation Committee of the Board of Directors (the "Committee"), none of whose members may hold options granted pursuant to the Plans. The Committee determines the form of the option agreements to be used under the Plans and the terms and conditions to be included in such option agreements.

     Under the 1992 Plan an aggregate of 300,000 shares of Common Stock were authorized to be made subject to options; of such shares 225,300 shares were subject to unexercised options as of December 1, 1995. As of such date no shares were available for grant under the 1991 Plan since the 1992 Plan has replaced the 1991 Plan. Options are granted under the Plans at prices equal to 100% of the fair market value of the shares of Common Stock on the date of grant.

     Options granted under the Plans were intended to be incentive stock options or nonqualified options. All options granted since 1990 are 100% exercisable three years after the date of grant and not before such date and terminate eight years (six in the case of the 1990 grant) from such date. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise. The Plans also contain a limitation on the dollar amount of incentive stock options which may be granted to any employee and restrictions pertaining to any grant to a 10% shareholder. Messrs. Cullman have not participated in the Plans, but Mr. Cullman, Jr. will participate in the 1996 Stock Plan. See page 21.

     The Plans permit the grant together with an option of a stock appreciation right payable in cash. If granted, such a right entitles the holder to receive in cash upon exercise the difference between the option exercise price and the market value of the Corporation's Common Stock in lieu of exercising the attached option. In 1995 all holders of SARs waived their rights to exercise them.

     The 1992 Plan also permits the award of shares of the Corporation's Common Stock. No such awards have been made.

     In 1993 the Corporation's shareholders approved a stock option plan for non-employee Directors pursuant to which options to purchase 2,000 shares were granted at each Annual Meeting to non-employee Directors who are not members of the Cullman-Ernst group. In April 1995 options to purchase 14,000 shares were granted to 7 non-employee Directors at the exercise price of $19.50 per share pursuant to this plan, which is now substantially depleted.

STOCK OPTION INFORMATION

      No options to purchase shares were exercised in 1995 by any executive officers of the Corporation except that Mr. Wollen exercised options to purchase 2,325 shares by tendering 1,293 shares previously owned by him. In addition, the Corporation purchased outstanding options from four corporate officers, including Mr. Wollen and Mr. Aird, for approximately $200,000. All such options were granted in 1990 at $27 per share and were to expire in early 1996. Such options were purchased by the Corporation because in the opinion of special counsel the corporate officers might have been precluded by law from exercising and selling the shares received upon exercise at the time the corporate officers wished to do so.

Information pertaining to options granted to the named executives from 1993 through 1995 is as follows:


NUMBER OF SECURITIES                                           JAY M.        A. ROSS         JOSEPH
UNDERLYING OPTIONS/SARS(1)                                     GREEN         WOLLEN           AIRD
---------------------------                                    ------        ------         --------
Granted on January 27, 1993 at $16.75 per share                14,900        10,000          3,900
Granted on February 10, 1994 at $15.50 per share                 -           11,500          4,500
Granted on April 7, 1994 at $4.00 per share                   125,000(2)        -               -
Granted on January 27, 1995 at $12.25 per share                   -          15,000          4,000

------------------------

(1) Options granted under the Plans were intended to be incentive stock options or nonqualified options. Options granted are 100% exercisable three years after the date of grant and not before such date and terminate eight years from the date of grant. All options permit the delivery, with the consent of the Committee, of previously owned Common Stock of the Corporation in payment, in lieu of cash, for the purchase of shares upon exercise.

(2) Such option was granted to Mr. Green pursuant to his Employment Agreement. See page 23.


                     STOCK OPTION GRANTS IN 1995 FISCAL YEAR

          The following table sets forth the number of stock options granted to each of the named executives during fiscal year 1995.

                                     INDIVIDUAL GRANTS
                               --------------------------                       POTENTIAL REALIZABLE VALUE AT
                  NUMBER OF    PERCENTAGE OF                                    ASSUMED ANNUAL RATES OF STOCK
                  SECURITIES   TOTAL OPTIONS/   EXERCISE   MARKET               PRICE APPRECIATION FOR TEN YEAR
                  UNDERLYING   SARS GRANTED     OR BASE    PRICE                           OPTION TERM
                  OPTIONS/SARS TO EMPLOYEES IN  PRICE      ON DATE   EXPIRATION ------------------------------
NAME              GRANTED(#)   1995 FISCAL YEAR ($/SHARE)  OF GRANT    DATE         0%          5%          10%
----              ------------ ---------------- ---------  --------  ----------    ----        ----         ----
A. Ross Wollen       15,000          22.1        $12.25     $12.25    1/26/03      $0       $115,559     $292,850
Joseph C. Aird        4,000           5.9        $12.25     $12.25    1/26/03      $0       $ 30,816     $ 78,093

--------------------

           AGGREGATED OPTIONS/SAR - FISCAL YEAR-END OPTIONS/SAR VALUES

     The Cullmans did not hold any options at 1995 fiscal year end. The following table presents the value of unexercised options and tandem SARs held by the other named executives at 1995 fiscal year end:

                                      NUMBER OF SECURITIES
                                     UNDERLYING OPTIONS/SARS          VALUE OF UNEXERCISED
                                          HELD                     IN-THE-MONEY OPTIONS/SARS
                                       AT FISCAL YEAR END (#)         AT FISCAL YEAR END (1)
                                     ------------------------      --------------------------
NAME                                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                -----------    -------------    -----------    -------------
Jay M. Green                         69,600         114,900         $2,610,700     $5,152,875
A. Ross Wollen                       21,700          36,500         $  754,450     $1,313,750
Joseph C. Aird                        8,600          12,400         $  299,900     $  442,125

-------------------

(1) The amounts presented in this column have been calculated based upon the difference between the fair market value of $50.50 of the Corporation's Common Stock on December 1, 1995 and the exercise price of each stock option/SAR. See "Stock Option Plans" on page 14. In 1995 all holders of SARs waived their rights to exercise them.

ANNUAL INCENTIVE COMPENSATION PLAN

     The Committee meets during the first quarter of each year to assess the performance during the preceding fiscal year of the officers of the Corporation and senior officers of its subsidiaries and to recognize and reward meritorious performance by payment of incentive compensation with respect to such year. Pursuant to a plan approved for 1995 by the Board of Directors such annual incentive compensation was based upon predetermined percentages of each recipient's annual salary and depended upon the achievement of specified financial and subjective goals. Incentive compensation is payable in cash subject to deferral under the Corporation's Deferred Incentive Compensation Plan. The Corporation's 1995 annual plan resulted in the payments described in the Summary Compensation Table on page 7. Employees who do not participate in the incentive compensation plan may be eligible for annual bonus payments depending upon operating unit results. Mr. Cullman, Sr. did not participate in the plan.

LONG TERM PERFORMANCE PLAN

     In 1988 the Committee and the Board of Directors approved the Long Term Performance Plan (the "Plan") which is intended to provide additional cash compensation to certain officers of the Corporation and senior officers of its subsidiaries selected by the Committee. Payments under the Plan are based on the financial performance of the subsidiaries and the Corporation over three-year performance cycles, which began in 1989 and every other year thereafter. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. In 1992 the first payment under this Plan was made only to participants from the Corporation's General Cigar Co., Inc. subsidiary based on performance during the period 1989 through 1991. Corporate executives' participation depended upon consolidated results in both categories exceeding by 10% subsidiary targets and no such incentive compensation was paid to any Corporate executive. Approximately eight corporate executive officers and four to nine senior officers at each subsidiary participate in the Plan. Mr. Cullman, Sr. did not participate in the Plan. Subject to certain conditions, an employee may defer all or a portion of the payment pursuant to the Corporation's Deferred Incentive Compensation Plan.

     The second and third three-year performance cycles began with fiscal year 1991 and 1993, respectively. The award of compensation for officers of the Corporation's subsidiaries under the second three-year performance cycle was based upon achievement of a predetermined formula based upon the return on net assets for their respective subsidiaries. Officers of the Corporation selected by the Committee could participate in the Plan at the discretion of the Committee. The second performance cycle resulted in no incentive compensation being paid to any named executive. The third three-year performance cycle which began with fiscal year 1993 resulted in the payments described in the Summary Compensation Table on page 7. Mr. Cullman, Sr. will not participate in the Plan.

DEFERRED INCENTIVE COMPENSATION PLAN

     In 1982 the Board of Directors adopted the Deferred Incentive Compensation Plan to be administered by the Committee, pursuant to which recipients of incentive compensation and directors' fees may elect to defer receipt thereof. Under a defined contribution arrangement amounts deferred earn interest, compounded quarterly, at the prime rate less 1%. Such amounts are not intended to be recognized for tax purposes until received. Participating recipients may designate the amount and the time periods of deferral. Participants have no vested rights in deferred amounts credited to their accounts and are general creditors of the Corporation until such amounts are actually paid.

SAVINGS PLAN

      The Board of Directors adopted a Savings Plan in 1982. The Savings Plan covers salaried and hourly employees of the Corporation and its participating subsidiaries who are employed in the United States, are over age 21 and have six months of service. In 1995 a participating employee could have (i) saved up to 5% of annual base salary through payroll deductions, with the Corporation contributing $0.40 on each dollar contributed; and (ii) saved an additional 10% of annual base salary without receiving any matching contributions. Highly compensated employees are limited to an additional 3% of annual base salary without receiving any matching contributions. Contributions made in 1995 through payroll deductions not in excess of $9,240 per year may have been accumulated as before-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to choose to allocate their contributions among several alternative investment options.

      During the period from January 1, 1995 to December 31, 1995 the Corporation's matching contributions under the Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.

INSURANCE AND HEALTH PROGRAMS

      The Corporation maintains a variety of employee welfare benefit plans providing life, hospitalization, medical and long-term disability insurance for its salaried and certain hourly paid employees. In addition the Corporation provides life, hospitalization and medical insurance for certain of its retired employees. The Corporation's aggregate contributions for such employee welfare benefit plans through December 2, 1995 amounted to approximately $4,053,579.

      In 1976 the Corporation adopted an Executive Life Insurance Program (the "Program") pursuant to which insurance was purchased for middle and senior level officers and employees. Insurance coverage of $20,000 was provided for each $10,000 salary increment in excess of $50,000 and additional coverage of $10,000 was provided for each $10,000 salary increment in excess of $100,000 up to a maximum insurance coverage of $250,000. As of July 1, 1988 the Program was suspended and all benefits remain as they were as of that date. No new participants have been offered benefits under this Program since its suspension. The aggregate face amount of such coverage through November 30, 1995 was approximately $2,850,000. The amounts paid by the Corporation in such year as premiums totaled approximately $79,151, which was paid in part from a loan against the cash value of said insurance and the balance in cash.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -
INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee, whose Chairman is Mr. Ernst, supervises management compensation and employee benefits and administers the Corporation's pension, stock option, savings, health, incentive compensation and other employee benefit plans. It held 3 meetings in 1995 and 2 in early 1996.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

      Pursuant to Article III, Section 11 of the Corporation's By-Laws, the Compensation Committee of the Board of Directors annually recommends "to the Board compensation for officers and principal employees and agents, and its recommendations for their participation in any compensation or other plan for the benefit of employees... and shall administer all such plans...". It has been the practice of the Committee to review, consider and approve the recommendations of management as to all compensation paid by the Corporation and its subsidiaries exceeding $75,000 per annum.

     The chief executive officer and president, Messrs. Cullman, Sr. and Cullman, Jr., respectively, are members of the Cullman-Ernst Group which owns approximately 50.1% of the Corporation's Common Stock (see "Principal Holders"). In recent years they have declined to participate in the Corporation's Stock Option Plans and Mr. Cullman, Sr. also does not participate in the Annual Plan or the Long Term Performance Plan. However, Mr. Cullman, Jr. will participate in the 1996 Stock Plan and has been granted an option to purchase 100,000 shares of Common Stock of the Corporation. The Committee noted that Mr. Cullman, Jr. is expected to be elected chief executive officer after the Annual Meeting of Shareholders on April 11, 1996 and that he should be properly incented to increase shareholder value in the future. The Committee thus approved the grant to him of an option at approximately 10% above the fair market value of the Corporation's Common Stock at the date of grant. Moreover, the option becomes exercisable at higher exercise prices thus aligning Mr. Cullman, Jr.'s incentive compensation with increased shareholder value. See "Grant of Option to Edgar Cullman, Jr.," on page 21.

POLICIES

      The Committee intends that stock options and cash performance awards serve as a significant part of executives' (other than the chief executive) total compensation package, and thus they are granted and awarded in consideration of present and anticipated performance as well as past performance. Moreover, the stock options and cash performance awards are intended to offer the top executives significant long-term incentives to increase their efforts on behalf of the Corporation and its subsidiaries and to focus managerial efforts on enhancing shareholder value. On March 7, 1996, the Board of Directors approved the adoption by the Compensation Committee of a guideline which would require that all employees and directors retain, during the period of their employment or service, not less than 50% of the aggregate of all (i) options granted, (ii) shares issued upon the exercise of options granted and (iii) shares awarded, in 1996 and thereafter. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations with respect to stock option and performance award grants and awards to the individual senior executives, was guided by the percentage of the individual's base salary that the estimated value of the stock options and cash performance awards would comprise. In the case of Mr. Cullman, Jr. incentives are to be achieved through potential payments of incentive compensation and, in the future, the 1996 Stock Plan.

SALARY AND CASH BONUSES

     The chief executive officer's salary was increased 4.2% in 1995. Cash bonuses were paid with respect to 1995 (other than to the chief executive officer) to the other named executive officers aggregating $1,792,165. The Committee does not believe it need now adopt any policy with respect to the recently enacted $1,000,000 deduction cap of Internal Revenue Code Section 162(m) since no executive officer is expected to receive compensation in such year in excess of such amount. Pursuant to his Employment Agreement, Mr. Green may not be permitted to exercise such number of options in any year which would result in his total compensation exceeding the $1,000,000. Subject to shareholder approval, this provision will be amended to permit such exercise at the discretion of the Compensation Committee and without further shareholder approval. See page 23.


STOCK OPTION PLANS

     The Committee administers the Plans described under "Stock Option Plans". In recent years options have been granted to approximately 10 employees including the Corporation's senior management (other than Messrs. Cullman who have declined to participate) and one or two senior officers at each of the Corporation's operating companies. The Committee had determined that options be granted to Messrs. Green and Wollen and operating company presidents to purchase shares of common stock having an aggregate market value equal to 100% of their annual salaries. Since 1994, Mr. Green's compensation has been determined in accordance with his Employment Agreement. He will no longer participate in the Corporation's regular Stock Option Plans. At the discretion of the Committee, other corporate staff and operating company executive officers are awarded options to purchase shares of common stock having an aggregate market value equal to generally 60% and 40%, respectively, of annual salary depending upon relative seniority and responsibilities.

     In March 1996, the Board of Directors approved the formation of a Section 162(m) Subcommittee (the "Section 162(m) Subcommittee") to the Compensation Committee of the Board of Directors of the Corporation, composed of three outside Directors, with the power to (i) establish and approve performance goals for "covered employees" (as such term is defined in Internal Revenue Code
Section 162(m)(3), as amended) with respect to benefits under the Corporation's employee benefit plans; (ii) review proposals to grant stock options and common stock to "covered employees"; (iii) determine whether and certify that such performance goals have been satisfied; and (iv) determine whether and certify that the terms and conditions of any such grant complies with the terms and conditions of the employee benefit plan under which such grant arose. In March 1996, the Section 162(m) Subcommittee approved, and the Compensation Committee and Board of Directors ratified the approval of, the grant of an option to purchase 100,000 shares of common stock of the Corporation to Mr. Cullman, Jr. pursuant to the 1996 Stock Plan. See "Grant of Option to Edgar Cullman, Jr." on page 21.


LONG TERM PERFORMANCE PLAN

     The Committee administers the Long Term Performance Plan which is based upon financial performance of the operating companies and the Corporation over three-year cycles. The performance measurements which determined the payments to subsidiary officers were based generally on cumulative net income and cumulative cash flow for each subsidiary. Target goals in each category were set and incentive compensation, as a percentage of salary, was paid depending upon percentage of goal achieved. The first cycle (1989-91) resulted in payments to the officers of only one operating company. The second cycle (1991-
93) resulted in no incentive compensation being paid to any named executive.
The third cycle (1993-95) resulted in a total of $617,478 being paid to four named officers. See page 7.


ANNUAL INCENTIVE COMPENSATION PROGRAM

     The Committee established and administers the Annual Incentive Compensation Program which is designed to recognize and reward meritorious performance during the previous fiscal year. Such compensation is based upon predetermined percentages of each recipient's annual salary and depends upon the achievement of specified financial and subjective goals. Mr. Cullman, Sr. does not participate in this Program. A total of $1,705,000 was payable in 1996 with respect to fiscal year 1995 to the named executives other than the chief executive officer, of which a total of $580,000 was deferred. No such payments were made to any of the Corporation's executive officers with respect to fiscal years 1993 or 1994.

                              COMPENSATION COMMITTEE

                              John L. Ernst, Chairman
                              Bruce A. Barnet
                              Edgar M. Cullman
                              Dan W. Lufkin
                              Peter J. Solomon
                              Francis T. Vincent, Jr.

          SECTION 162(M) SUBCOMMITTEE

          Bruce A. Barnet
          Dan W. Lufkin
          Francis T. Vincent, Jr.

      The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Cullman, Chairman and chief executive officer of the Corporation, is a member of the Compensation Committee. Messrs. Cullman are members of the Board of Bloomingdale Properties, Inc., of which Mr. Ernst, Chairman of the Corporation's Compensation Committee, is Chairman and President. Mr. Cullman, Sr. is Chairman of the Compensation Committee of Centaur Communications Limited, of which Mr. Sherren is chief executive officer. Mr. Sherren is a member of the Corporation's Board but does not serve on its Compensation Committee.

      Mr. Solomon is Chairman of Peter J. Solomon Company Limited which provides the Corporation strategic planning and long-range financial advice pursuant to an engagement letter effective June 1, 1989. Such agreement provides for payments of $18,750 per quarter, plus expenses, and additional amounts for specified projects. In 1995 no additional payments were made.

      Real estate management and advisory services have been provided to the Corporation by an affiliate of Bloomingdale Properties, Inc., with which members of the Cullman-Ernst group (see "Principal Holders") are associated. A fee of approximately $199,000 was paid by the Corporation in 1995 for management of the Corporation's New York office building and for other real estate advisory services. Mr. Ernst is Chairman of Bloomingdale Properties, Inc.

                    STOCK PERFORMANCE GRAPHS


     The following graph compares the yearly percentage changes in the cumulative total shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Consumer Goods Composite Index and the Russell 2000 Index from November 1990 to November 1995. It is assumed in the graph that the value of each investment was $100 at November 1990.

                                  [GRAPH]

Because the Corporation is comprised of four diverse businesses, no published industry or line of business index was appropriate. Nor could it construct an accurate peer group. The Russell 2000 was selected because it is comprised of similarly capitalized companies.

        PROPOSAL TO APPROVE THE CULBRO CORPORATION 1996 STOCK PLAN


     On March 7, 1996 the Board of Directors approved for submission to the shareholders the Culbro Corporation 1996 Stock Plan as set forth in Exhibit A to this proxy statement. The maximum number of shares of the Corporation's Common Stock available for grants and awards under the 1996 Stock Plan is 500,000. On March 7, 1996 the Board of Directors also approved the grant of an option to purchase 100,000 shares of the Corporation's Common Stock pursuant to the 1996 Stock Plan to Edgar M. Cullman, Jr. The option is first exercisable at an exercise price 10% above the recent fair market value of the Corporation's shares. See "Grant of Option to Edgar Cullman, Jr." below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1996 STOCK PLAN FOR THE FOLLOWING REASONS:

     In recent years the Corporation's shareholders have approved a series of stock option plans. In 1978, they approved a Restricted Stock Plan, and in 1992, they approved the Corporation's 1992 Stock Plan. Options available under earlier stock option plans have been substantially exhausted and the Restricted Stock Plan has terminated.

     The proposed Culbro Corporation 1996 Stock Plan ("1996 Stock Plan or "Plan") will contain substantially the same features and provisions found in the Corporation's 1992 Stock Plan.

     The 1996 Stock Plan is a stock incentive plan designed to attract, retain, and motivate key employees through the award of stock options, stock appreciation rights, or shares of common stock as part of a key employee's compensation. A single stock incentive plan for employees will reduce administrative complexity. This Plan will also enable the Corporation to continue to retain the talents of its key employees through competitive stock incentives, and align the interests of the Corporation's key employees with the interests of the shareholders.

     In the opinion of the Board of Directors, the 1996 Stock Plan will encourage those officers and employees of the Corporation who are largely responsible for its growth, profitability, and success to remain with the Corporation and to increase their stock ownership in the Corporation. The 1996 Stock Plan will provide incentives to such employees through the granting of options to purchase shares of the Corporation's Common Stock and stock appreciation rights, or the awarding of a portion of their compensation in the form of shares of Common Stock of the Corporation.

     Like the plans it is designed to replace, the 1996 Stock Plan will be administered by a Committee of the Board of Directors, no member of which is an employee of the Corporation or otherwise eligible to receive options, stock appreciation rights, or other awards under the 1996 Stock Plan. It is anticipated the Compensation Committee will administer the 1996 Stock Plan and the Section 162(m) Subcommittee will review and approve any proposed grants under the 1996 Stock Plan to "covered employees" (as such term is defined in Section 162(m)), as applicable. Members of the Committee may participate in the Culbro Corporation 1992 Stock Option Plan for Non-employee Directors and the Culbro Corporation 1996 Stock Option Plan for Non-employee Directors described on page 22. Under the Plan, the Committee will have the authority to grant both nonstatutory and "incentive" (tax-qualified) options to purchase Common Stock of the Corporation, to grant stock appreciation rights, and to award a portion of an employee's compensation in the form of shares of Common Stock ("Awarded Stock") subject to the restrictions and conditions, if any, imposed by the Committee.

     The Committee will have the authority to grant stock appreciation rights which offer recipients potential economic benefit in the form of the ability to receive payment for the difference or the "spread" between the exercise price and the market value of the Corporation's Common Stock at the time of redemption. Stock appreciation rights may be granted in tandem or in parallel with stock options, so as to be exercisable either serially (in tandem) or contemporaneously (in parallel). In either such case the exercise of either type of right will serve to cancel a corresponding number of parallel or tandem rights of the other kind.

     The 1996 Stock Plan would also permit the awarding of stock appreciation rights in the event that new tax or other requirements make stock options less attractive. The form of payment of the "spread" is determined under the Plan at the sole discretion of the Committee, which may authorize such payment in the form of unrestricted shares of the Common Stock of the Corporation. Stock appreciation rights differ from stock options in that the proprietary interest of the employee is increased only where the redemption differential is paid in the Corporation's Common Stock in the manner just described or the employee uses the proceeds received to purchase such Common Stock.

      All stock options and stock appreciation rights granted under the 1996 Stock Plan must have a maximum life of no more than ten (10) years from the date of grant, with no such options or rights being exercisable within one
(1) year from the date of grant except in the case of death of the recipient. During the lifetime of the recipient, stock options and stock appreciation rights may be exercised only by the recipient or, in the event of the recipient's legally determined incompetence, the recipient's legally appointed guardian. Stock options and stock appreciation rights may be exercised within three months following retirement or disability or termination of employment of an optionee; however, stock options and stock appreciation rights will terminate on the date of discharge from employment of an optionee if the Board of Directors or the Committee determines in its discretion that it is not in the best interests of the Corporation that the right of such discharged optionee to exercise the option or stock appreciation right continue for such three month period. In case of death, any portions of the stock options or stock appreciation rights which remain or become exercisable must be exercised within one year of the date of death.
 Exercise of stock options and stock appreciation rights after death may be undertaken by duly appointed executors or administrators of the estate of a deceased recipient, or by the beneficiaries. Any shares as to which options have terminated may be again subjected to option.

     The Committee will have authority in its sole discretion to permit a stock option which is being exercised by an optionee whose retirement is imminent or who has retired, or after the death of an optionee, to be surrendered in lieu of exercise for an amount equal to the difference between the exercise price and the fair market value of the Common Stock of the Corporation on the day the stock option is surrendered. Payments in such cases may be made in shares of the Corporation's Common Stock, in cash or in a combination thereof, at the discretion of the Committee.

     The exercise price for any stock options or stock appreciation rights granted under the 1996 Stock Plan is established by the Committee at the time of grant, but in no case may it be less than 100% of the fair market value of the Corporation's Common Stock at such time. Stock options granted under the 1996 Stock Plan may be exercised only upon payment in full of the total exercise price required pursuant to each option being exercised. However, as authorized by the Committee, the stock option exercise price may be paid by an optionee either in cash or in shares of the Common Stock of the Corporation valued at their fair market value on the date of exercise, or by a combination of such means.

     Awarded Stock may be subject to restrictions on sale or transfer while the recipient is employed. The Committee may include among the restrictions or conditions the right to have the Corporation purchase such shares at a nominal price such as $.10 per share in the event of termination of employment other than by retirement, death, or disability prior to the expiration of the restrictions.

     In consideration of the granting of an option or stock appreciation right under the Plan, the recipient must agree that it shall be a condition of exercise of the stock option or stock appreciation right that the recipient certify as to an intention to remain in the employ of the Corporation or one of its subsidiaries for at least one year from date of exercise and must agree not to engage in competitive employment for a period of three years following the grant without first obtaining written permission from the Corporation.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of the 1996 Stock Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Stock Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

NONQUALIFIED STOCK OPTIONS ("NQSOS")

     For Federal income tax purposes, the recipient of NQSOs granted under the 1996 Stock Plan will not have taxable income upon the grant of the option, nor will the Corporation then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will recognize ordinary income, and the Corporation will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

INCENTIVE STOCK OPTIONS ("ISOS")

     Generally, there is no taxable income to an optionee when an ISO is granted or when that ISO is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Corporation, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Corporation will be entitled to a deduction to the extent the optionee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Corporation will be entitled to a tax deduction equal to the ordinary income, if any, recognized by the optionee.

STOCK APPRECIATION RIGHTS ("SARS")

     Generally, no taxable income is recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Corporation will be entitled to a deduction for compensation paid in the same amount which the recipient recognized as ordinary income.

AWARDED STOCK

     An employee who receives unrestricted Awarded Stock will be taxed as if the employee had received a cash payment for the value of such Awarded Stock on the date of grant, and the Corporation will have a deduction in the same amount. With respect to restricted Awarded Stock, employees generally will recognize ordinary income on the date on or following the date that the Awarded Stock is no longer subject to a "substantial risk of forfeiture" as determined under the Internal Revenue Code and regulations thereunder, unless an election is made by the employee under Section 83(b) of the Code. If an election is made under Section 83(b) with respect to restricted Awarded Stock, the employee will recognize ordinary income at the date of issuance equal to the fair market value of the shares at that date. At such time as the employee recognizes ordinary income, the Corporation generally will be entitled to a deduction for the amount of ordinary income so recognized. The employee's basis in the Awarded Stock for purposes of determining gain or loss upon subsequent disposition of the Awarded Stock will be the amount of ordinary income recognized either at grant or when the risk of forfeiture lapses. Certain restrictions permissible under the 1996 Stock Plan may be treated as creating a "substantial risk of forfeiture;" others may not.
Thus, the particular restrictions applicable in each case of Awarded Stock will govern whether the employee must immediately recognize ordinary income.

     The maximum number of shares of the Corporation's Common Stock available for grants and awards under the 1996 Stock Plan is 500,000. The maximum number of shares of Common Stock for which awards may be made under the 1996 Stock Plan to any "covered employee" (at the time of award) during any calendar year is 100,000. The amount of shares authorized to be issued under this Plan will automatically be adjusted to prevent dilution or enlargement of rights in the event of a reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure of the Corporation affecting the Common Stock of the Corporation.

     Awards under the 1996 Stock Plan may be issued to key employees of the Corporation and its subsidiaries selected by the Committee as having demonstrated the capacity for contributing in a substantial manner to the success of the business. The employees who will participate under the Plan and the number of stock options, stock appreciation rights, or Awarded Stock which may be issued in the future to any employee are determined by the Committee at the time of the issuance.

     On February 20, 1996 the average of the high and low market prices of the Corporation's Common Stock on the New York Stock Exchange was $57.81 per share.

     The Plan will terminate March 7, 2006 unless an earlier termination date is fixed by action of the Board of Directors, but recipients of all stock options, stock appreciation rights, and Awarded Stock granted or issued prior to such expiration shall retain all rights to such shares in accordance with their terms, including the right to exercise stock options or stock appreciation rights.

GRANT OF OPTION TO EDGAR CULLMAN, JR.

     On March 7, 1996, upon the recommendation and approval of the Section 162(m) Subcommittee and the Compensation Committee, the Board of Directors ratified the grant to Edgar M. Cullman, Jr. of an option to purchase 100,000 shares of the Corporation's Common Stock, pursuant to the 1996 Stock Plan and subject to its approval by the shareholders of the Corporation. The option was granted at the prices set forth below all of which are more than 10% above the fair market value of the Corporation's Common Stock on the date the
Section 162(m) Subcommittee granted the option. The option is exercisable in equal installments over five years beginning on the third anniversary of the date of grant.

    The exercise price of the option granted to Mr. Cullman, Jr. will increase in accordance with the following schedule:

                                           EXERCISE
                   YEAR                      PRICE
                   ----                    --------
                    3                       $66.00
                    4                       $66.00
                    5                       $72.60
                    6                       $72.60
                    7                       $80.00

     The option is intended to qualify as an incentive stock option to the extent permitted by applicable tax law.

     The Board of Directors urges approval by the shareholders of the 1996 Stock Plan. An affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock entitled to vote at the Annual Meeting either in person or by proxy is required to approve the Plan. Proxies will be voted in favor of the Plan, unless otherwise instructed by the shareholder. This description is qualified in its entirety by the detailed provisions of the Plan annexed hereto as Exhibit A.

                PROPOSAL TO APPROVE THE CULBRO CORPORATION 1996
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     On March 7, 1996 the Board of Directors approved for submission to the Corporation's shareholders the Culbro Corporation Stock Option Plan for Non-employee Directors (the "Directors Plan") annexed hereto as Exhibit B. The Directors Plan automatically grants an option to purchase 1,000 shares once a year to non-employee directors of the Corporation (the "Eligible Directors") who are not members of the Cullman-Ernst shareholder group. In 1992, the Corporation adopted a stock option plan for Eligible Directors. Options available under the earlier plan have been substantially exhausted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS PLAN FOR THE FOLLOWING REASONS:

     While all current members of the Board of Directors own shares of the Corporation's Common Stock, in the view of the Board the Directors Plan will provide an incentive for the Eligible Directors to increase their proprietary interests in the Corporation's long-term success and progress. Moreover, the Corporation's cash retainer and fees to its directors are generally less than those of comparable companies. The Directors Plan will provide non-cash incentives to the Eligible Directors and certain other benefits to the Corporation. Only non-employee directors of the Corporation will be eligible for the Directors Plan and members of the Cullman-Ernst shareholder group (see "Principal Holders") will not participate in the Directors Plan. Thus the current members of the Board who are eligible to participate in the Directors Plan are Messrs. Barnet, Bernbach, Israel, Lufkin, Sherren, Solomon and Vincent.

     The Directors Plan operates automatically to grant options to purchase 1,000 shares to each Eligible Director on the day of the Corporation's Annual Meeting each year. A total of 25,000 shares, subject to adjustment, have been authorized for grant pursuant to the Directors Plan, which expires on March 7, 2001.

     Any new member of the Board of Directors who is an Eligible Director will be granted 1,000 options on the day of the first Annual Meeting at which, or after which, he or she becomes a member of the Board.

     Eligible Directors under the Directors Plan are not eligible and will not participate in the 1996 Stock Plan. Participation in the Directors Plan, however, will not affect a director's ability to serve on the Committee which administers the 1996 Stock Plan.

     Options granted under the Directors Plan are 100% exercisable three years after grant and expire eight years after grant. Such options are intended to be non-qualified options and are not eligible for the tax benefits of incentive stock options.

     The administrator of the Plan (the "Plan Administrator") will be a committee appointed by the Board of Directors, no member of which shall be an Eligible Director. Subject to the terms of the Plan, the Plan Administrator will have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     The Directors Plan, dated as of March 7, 1996, has been adopted by the Board of Directors of the Corporation and is being presented for action thereon by the Corporation's shareholders. A vote of the holders of a majority of the shares of the Corporation's Common Stock entitled to vote at the Annual Meeting either in person or by proxy is required to approve the Directors Plan. Proxies will be voted in favor of the Directors Plan, unless otherwise instructed by the shareholder. This description is qualified in its entirety by the detailed provisions of the Plan annexed hereto as Exhibit B.

             PROPOSAL TO APPROVE AMENDMENTS TO AN EMPLOYMENT AGREEMENT
                                 WITH JAY M. GREEN

     In 1994 the Board of Directors and shareholders approved an Employment Agreement (the "Employment Agreement") by and between the Corporation and Jay
M. Green, the Corporation's chief financial officer.

EMPLOYMENT AGREEMENT OF JAY M. GREEN

     The Employment Agreement provided that Mr. Green be employed by the Corporation as Executive Vice President - Finance and Administration and Treasurer for a period of five years at a base salary of $340,000 (subject to increase annually as determined by the Compensation Committee). If Mr. Green is terminated by the Corporation without cause, he will be entitled to receive a cash severance payment of 150% of his annual salary.

     The Employment Agreement also provided for a grant of an option (the "Option") to purchase 125,000 shares of the Corporation's Common Stock at a fixed exercise price of $4 per share. The Option vests and becomes exercisable with respect to 25,000 shares of common stock per year, on each of the five anniversaries of the date of the grant. The Option expires (a) on the tenth anniversary date of the date it becomes exercisable, or (b) after the date Mr. Green ceases to be an employee of the Corporation or its subsidiaries, (i) within one year following Mr. Green's death or disability,
(ii) within three months following a voluntary termination, and (iii) immediately upon a termination for cause. The Option shall become immediately exercisable with respect to (i) 87,500 shares covered thereby (less the number of shares that have previously vested) in the event of a termination without cause during the first 30 months of the Employment Agreement, or (ii) all shares covered thereby in the event of a termination without cause after the first 30 months of the Employment Agreement; provided that the Option shall expire within 3 months of such termination. Additionally, in the event that the Cullman-Ernst group owns less than 40% of the Corporation's Common Stock, the option shall become exercisable in its entirety. The shares purchased pursuant to the Option may be paid for in cash, or at the discretion of the Committee, by delivery of outstanding shares of the Corporation's Common Stock owned by Mr. Green and endorsed to the Corporation, or by such other arrangement as the Committee deems advisable. No further options will be granted to Mr. Green during the period of the Employment Agreement; however any options previously granted will be retained by Mr. Green. Mr. Green may not be permitted to exercise such number of options in any year which would result in his total compensation exceeding the $1,000,000 income tax deduction cap described below. Such limitation may not apply in the final year of the Option.

AMENDMENTS TO EMPLOYMENT AGREEMENT OF JAY M. GREEN

     (1) The Employment Agreement provides that Mr. Green be eligible for a bonus of up to 50% of his annual base salary. This limitation was not intended. The Employment Agreement was intended to provide that any incentive compensation under bonus plans would provide for a bonus of 50% of his salary if the target goal for such plan was 100% achieved. It was not meant to be a limitation but a guideline which permitted payments in excess of 50% if performance exceeded 100% of goal. Thus for the 1995 Annual Plan Mr. Green was paid $557,857 because the Corporation exceeded its earnings goal by approximately 71%. Had the limitation been in effect Mr. Green would only have been paid a bonus of $177,500. Approval of this amendment will ratify and approve Mr. Green's bonus payment of $557,857 with respect to the 1995 Annual Plan and remove such limitation for future years.

     (2) The Employment Agreement with Mr. Green also stated that Mr. Green may not be permitted to exercise such number of options in any year which would result in his total compensation exceeding the $1,000,000 income tax deduction cap of Section 162(m). It is proposed to approve the amendment of the Employment Agreement to make clear that any such exercises resulting in compensation in excess of $1,000,000 may be approved at the discretion of the
Section 162(m) Subcommittee and the Committee and would not require further approval of the shareholders of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE EMPLOYMENT AGREEMENT WITH JAY M. GREEN.

    An affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock entitled to vote at the Annual Meeting either in person or by proxy is required to approve such amendments. Proxies will be voted in favor of such amendments unless otherwise instructed by the shareholder.

                 SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants to audit the financial statements of the Corporation for the fiscal year ending November 30, 1996. This selection was recommended by the Audit Committee of the Board of Directors. Price Waterhouse LLP has been the independent accountants for the Corporation for many years. The fees of Price Waterhouse LLP approximated $317,083 for all services rendered to the Corporation with respect to its 1995 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF PRICE WATERHOUSE LLP.

     The submission of this proposal to a vote of shareholders is not legally required. If this selection of Price Waterhouse LLP is not approved, the Board of Directors will reconsider its selection. A vote of the majority of the shares of Common Stock of the Corporation represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                                -------------

     A copy of the Corporation's Annual Report on Form 10-K is available without charge to the Corporation's shareholders. A written request should be sent to:

                              Culbro Corporation
                              387 Park Avenue South
                              New York, New York 10016-8899
                                   Attention: Corporate Secretary


Dated:  March 15, 1996

                                                                      Exhibit A

                         CULBRO CORPORATION 1996 STOCK PLAN

ARTICLE A - PURPOSE.

      The purpose of the 1996 Stock Plan (hereinafter referred to as the "Plan") is to provide incentives to those employees of Culbro Corporation (hereinafter referred to as the "Corporation") and its subsidiaries who are largely responsible for the long-term success and development of the Corporation and its subsidiaries, to strengthen the alignment of interests between employees and the Corporation's shareholders through the increased ownership of shares of the Corporation's Common Stock, and to encourage those employees to remain in the employ of the Corporation and its subsidiaries. This will be accomplished through the granting to employees of options to purchase shares of the Common Stock of the Corporation, payment of a portion of the employees' remuneration in shares of the Common Stock, and the granting to them by the Corporation of deferred awards related to the increase in the price of the Common Stock of the Corporation as provided by the terms and conditions set forth in the Plan.

ARTICLE B - ADMINISTRATION.

      1. The Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Corporation (hereinafter referred to as the "Board"), or such other committee as may be designated by the Board. The Committee shall consist of not less than three (3) members of the Board who are neither officers nor employees, or members of the Board who are "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board.

      2. It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate. A decision by a majority of the Committee shall govern all actions of the Committee.

      3. Subject to the express provisions of this Plan, the Committee shall have authority: to grant nonstatutory and incentive stock options; to grant to recipients stock appreciation rights either freestanding, in tandem with simultaneously granted stock options, or in parallel with simultaneously granted stock options; to award a portion of a recipient's remuneration in shares of Common Stock of the Corporation subject to such conditions or restrictions, if any, as the Committee may determine; to determine all the terms and provisions of the respective stock option, stock appreciation right, and stock award agreements including setting the date when each stock option or stock appreciation right or part thereof may be exercised and determining the conditions and restrictions, if any, of any shares of Common Stock acquired through the exercise of any stock option; and to make all other determinations it deems necessary or advisable for administering this Plan.

      4. The Committee may establish from time to time such regulations, provisions, and procedures within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.

      5. The Committee may designate the Secretary of the Corporation or other employees of the Corporation to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Committee.

      6. Members of the Committee may participate in the Corporation's Stock Option Plan for Non-employee Directors.

      7. Notwithstanding anything to the contrary in this Plan, any grant or award under the Plan to any employee who at the time of such grant or award is a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended, shall only be made by the Section 162(m) Subcommittee of the Committee, but subject to ratification by the Committee.

ARTICLE C - PARTICIPATION.

      The Committee shall select those employees of the Corporation and its subsidiaries, who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of such companies and shall determine the number of shares of the Common Stock of the Corporation to be transferred under this Plan subject to such conditions or restrictions as the Committee may determine and the number of shares with respect to which stock options or stock appreciation rights will be granted. The Committee may consult with the Chief Executive Officer of the Corporation, but nevertheless the Committee has the full authority to act, and the Committee's actions shall be final.

ARTICLE D - LIMITATION ON NUMBER OF SHARES FOR THE PLAN.

      1. Unless otherwise authorized by the shareholders, the maximum aggregate number of shares available for award under this Plan is 500,000, and the maximum number of shares available for award to any "covered employee" (determined as of the date of award) in any calendar year shall be 100,000.

      2. Any of the authorized shares may be used in respect of any of the types of awards described in this Plan.

      3. Any authorized shares not used in a calendar year shall be available for awards under this Plan in succeeding calendar years.

ARTICLE E - SHARES SUBJECT TO USE UNDER THE PLAN.

      1. The shares to be delivered by the Corporation upon exercise of stock options or stock appreciation rights shall be either authorized but unissued shares or treasury shares, as determined by the Board.

      2. For the purposes of this Plan, restricted or unrestricted stock awarded under the terms of this Plan shall be authorized but unissued shares, treasury shares, or shares acquired for use under the Plan by the Corporation, as determined by the Board.

ARTICLE F - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

      1. In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options or stock appreciation rights under the terms of this Plan, the recipient agrees as follows:

      (a) The right to exercise any stock option or stock appreciation right shall be conditional upon certification by the recipient at time of exercise that the recipient intends to remain in the employ of the Corporation or one of its subsidiaries (except in cases of retirement or disability) for at least one (1) year following the date of the exercise of the stock option or stock appreciation right, and,

      (b) In order to better protect the goodwill of the Corporation and its subsidiaries and to prevent the disclosure of the Corporation's or its subsidiaries' trade secrets and confidential information and thereby help insure the long-term success of the business, the recipient, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the granting of a stock option or a stock appreciation right in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Corporation or its subsidiaries (including both existing products as well as products known to the recipient, as a consequence of the recipient's employment with the Corporation or one of its subsidiaries, to be in development):

          (1) with respect to which the recipient's work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its subsidiaries; or

          (2) with respect to which during that period of time the recipient, as a consequence of the recipient's job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its subsidiaries.

               For purposes of this section, it shall be conclusively presumed that recipients have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

      (c) The provisions of this Article are not in lieu of, but are in addition to the continuing obligation of the recipient (which recipient hereby acknowledges) to not use or disclose the Corporation's or its subsidiaries' trade secrets and confidential information.

      (d) By acceptance of any offered stock option or stock appreciation rights granted under the terms of this Plan, the recipient acknowledges that if the recipient were, without authority, to use or disclose the Corporation's or any of its subsidiaries' trade secrets or confidential information or threaten to do so, the Corporation or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the recipient from doing so. The recipient acknowledges that the harm caused to the Corporation by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The recipient consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Corporation or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the recipient, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

      (e) If any of the provisions contained in this Article shall for any reason, whether by application of existing law or law which may develop after the recipient's acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the recipient agrees to join the Corporation or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      2. The fact that an employee has been granted a stock option or a stock appreciation right under this Plan shall not limit the right of the Corporation or any of its subsidiaries to terminate the recipient's employment at any time and shall have no effect upon the Corporation's or any of its subsidiaries' status as an employer-at-will. The Committee is authorized to suspend or terminate any outstanding stock option or stock appreciation right prior to or after termination of employment if the Committee determines the recipient has acted significantly contrary to the best interests of the Corporation.

      3. More than one stock option or stock appreciation right may be granted to any employee under this Plan.

      4. To the extent that the aggregate fair market value (determined as of the time a stock option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under the Plan and any other plans of the Corporation and its subsidiaries) exceeds $100,000, such options shall be treated as nonqualified options to the extent of such excess.

      5. If the Committee grants incentive stock options, all such stock options shall contain such provisions as permit them to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and as may be further amended from time to time.

      6. With respect to stock options granted in tandem with or parallel to stock appreciation rights, the exercise of either such stock options or such stock appreciation rights will result in the simultaneous cancellation of the same number of tandem or parallel stock appreciation rights or stock options, as the case may be.

      7. The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock of the Corporation on the date of grant.

ARTICLE G - EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

      1. All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant.

      2. No stock options or stock appreciation rights shall be exercisable within one (1) year from their date of grant, except in the case of the death of the recipient.

      3. During the lifetime of the recipient, stock options and stock appreciation rights may be exercised only by the recipient personally, or, in the event of the legal incompetence of the recipient, by the recipient's duly appointed legal guardian.

      4. Unless earlier terminated in accordance with their terms, stock options and stock appreciation rights shall terminate ninety days after any of the following:

      (a) voluntary termination of employment by the employee, with or without the consent of the Corporation, or

      (b) termination of employment by the Corporation or any of its subsidiaries, with or without cause, or

      (c) termination of employment because of disability, retirement, or because the employing subsidiary ceased to be a subsidiary of the Corporation and the employee does not, prior thereto or contemporaneously therewith, become an employee of the Corporation or of another subsidiary;

provided, that with regard to terminations of employment pursuant to clause
(b), stock options and stock appreciation rights shall terminate as of the date of such discharge if prior to such termination the Board of Directors or the Committee in its discretion shall determine that it is not in the best interests of the Corporation that the stock options or stock appreciation rights should continue for said ninety-day period.

      5. In the case of the death of a recipient of stock options or stock appreciation rights while an employee of the Corporation or any of its subsidiaries, the persons to whom the stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining stock options, stock appreciation rights or parts thereof, whether or not exercisable on the date of death of such employee, at any time within one year following the death of such employee, but in no event after the expiration date of the stock options or stock appreciation rights.

      6. When an employee retires in accordance with the provisions of any appropriate profit sharing or retirement plan of the Corporation or any of its subsidiaries, any exercisable portions of stock options or stock appreciation rights then held by the employee shall continue to be exercisable until the expiration date of the stock option or stock appreciation right. Termination of employment under the permanent disability provision of any such plan shall be deemed the same as retirement for purposes of this section. The death of any employee subsequent to retirement shall not render exercisable stock options or stock appreciation rights which were unexercisable at the time of retirement. The persons to whom the exercisable stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising such remaining stock options, stock appreciation rights or parts thereof, at any time prior to the expiration date of the stock options or stock appreciation rights.

      7. Stock options and stock appreciation rights are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising stock options or stock appreciation rights after the death of the recipient, the duly appointed executors and administrators of the estate of the deceased recipient shall have the same rights with respect to the stock options and stock appreciation rights as legatees or distributees would have after distribution to them from the recipient's estate.

      8. Upon the exercise of stock appreciation rights, the recipient shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of the Common Stock of the Corporation and the exercise price of one stock appreciation right then being exercised. As determined by the Committee, the redemption differential may be paid in cash, Common Stock of the Corporation to be valued at its fair market value on the date of exercise, or any other mode of payment deemed appropriate by the Committee or any combination thereof. The number of shares with respect to which stock appreciation rights are being exercised shall not be available for granting future stock options or stock appreciation rights under this Plan.

      9. The Committee may, in its sole discretion, permit a stock option which is being exercised either (a) by an optionee whose retirement is imminent or who has retired or (b) after the death of the optionee, to be surrendered, in lieu of exercise, for an amount equal to the difference between the stock option exercise price and the fair market value of shares of the Common Stock of the Corporation on the day the stock option is surrendered, payment to be made in shares of the Corporation's Common Stock which are subject to this Plan valued at their fair market value on such date, cash, or a combination thereof, in such proportion and upon such terms and conditions as shall be determined by the Committee. The difference between the number of shares subject to stock options so surrendered and the number of shares, if any, issued upon such surrender shall represent shares which shall not be available for granting future stock options under this Plan.

      10. Time spent on leave of absence shall be considered as employment for the purposes of this Plan. Leave of absence means any period of time away from work granted to any employee because of illness, injury, or other reasons satisfactory to the Corporation or any of its subsidiaries.

      11. The Corporation reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by it necessary or appropriate for corporate purposes. No such suspension shall extend the life of the stock option or stock appreciation right beyond its expiration date and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

ARTICLE H - PAYMENT FOR STOCK OPTIONS.

      Upon the exercise of a stock option, payment in full of the exercise price shall be made by the optionee. As determined by the Committee, the stock option exercise price may be paid for by the optionee either in cash, shares of the Common Stock of the Corporation to be valued at their fair market value on the date of exercise, or a combination thereof; provided that shares of Common Stock of the Corporation issuable to the optionee upon exercise of the option may be used to satisfy the exercise price of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Corporation and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to so use such shares of Common Stock of the Corporation made at least six months prior to the payment of such exercise price.

ARTICLE I - TRANSFER OF SHARES.

      1. The Committee may transfer Common Stock of the Corporation under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. The conditions and restrictions may vary from time to time and with respect to particular employees or group of employees and may be set forth in agreements between the Corporation and the employee or in the awards of stock to them, all as the Committee determines. It is contemplated that the conditions and restrictions established by the Committee will be consistent with the objectives of this Plan and may be of the following types. In giving these examples, it is not intended to restrict the Committee's authority to impose other restrictions or conditions, or to waive restrictions or conditions under circumstances deemed by the Committee to be appropriate and not contrary to the best interests of the Corporation.

      (a) RESTRICTIONS

          The employee will not be able to sell, pledge, or dispose of the shares during a specified period except in accordance with the agreement or award. Such restrictions will lapse either after a period of, for example, five years, or in fifteen or fewer annual installments following retirement or termination of employment, as the Committee from time to time may determine. However, upon the transfer of shares subject to restrictions, an employee will have all incidents of ownership in the shares, including the right to dividends (unless otherwise restricted by the Committee), to vote the shares, and to make gifts of them to family members (still subject to the restrictions).

      (b) LAPSE OF RESTRICTIONS

          In order to have the restrictions lapse, an employee may be required to continue in the employ of the Corporation or a subsidiary for a prescribed period of time. Exemption from this requirement may be prescribed in the case of death, disability, or retirement, or as otherwise prescribed by the Committee. In addition, an employee may be required, following termination of employment other than by retirement or disability, to render limited consulting and advisory services and to refrain from conduct deemed contrary to the best interests of the Corporation.

ARTICLE J - ADJUSTMENTS.

      The amount of shares authorized to be issued under this Plan will be subject to appropriate adjustments in their numbers in the event of future stock splits, stock dividends, or other changes in capitalization of the Corporation occurring after the date of approval of this Plan by the Corporation's shareholders to prevent the dilution or enlargement of rights under this Plan; following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable. The number of shares and exercise prices covered by outstanding stock options and stock appreciation rights shall be adjusted to give effect to any such stock splits, stock dividends, or other changes in the capitalization.

ARTICLE K - ADDITIONAL PROVISIONS.

      The Board may, at any time, repeal this Plan or may amend it from time to time except that no such amendment may amend this paragraph, increase the aggregate number of shares subject to this Plan, reduce the price at which stock options or stock appreciation rights may be exercised, or surrendered or alter the class of employees eligible to receive stock options. The recipient of awards under this Plan and the Corporation shall be bound by any such amendments as of their effective dates, but if any outstanding stock options or stock appreciation rights are affected, notice thereof shall be given to the holders of such stock options and stock appreciation rights and such amendments shall not be applicable to such holder without his or her written consent. If this Plan is repealed in its entirety, all theretofore granted unexercised stock options or stock appreciation rights shall continue to be exercisable in accordance with their terms and shares subject to conditions or restrictions transferred pursuant to this Plan shall continue to be subject to such conditions or restrictions.

ARTICLE L - CONSENT.

      Every recipient of a stock option, stock appreciation right, or transfer of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan and of the stock option, stock appreciation right, or transfer of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, or transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Corporation and its subsidiaries and any successors in interest to any of them.

ARTICLE M - DURATION OF PLAN.

      This Plan will terminate on March 7, 2006 unless a different termination date is fixed by the shareholders or by action of the Board of Directors, but no such termination shall affect the prior rights under this Plan of the Corporation (or any subsidiary) or of anyone to whom stock options or stock appreciation rights were granted prior thereto or to whom shares have been transferred prior to such termination.

ARTICLE N - COMPLIANCE WITH RULE 16B-3.

      It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                                                 Exhibit B

                               CULBRO CORPORATION

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


ARTICLE A - PURPOSES.

     The purposes of the Culbro Corporation Stock Option Plan for Non-employee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee Directors of Culbro Corporation (the "Corporation") and to provide an incentive for such Directors to increase their proprietary interests in the Corporation's long-term success and progress.

ARTICLE B - SHARES SUBJECT TO THE PLAN.

     Subject to adjustment in accordance with Article F hereof, the total number of shares of the Corporation's Common Stock, $1 par value per share (the "Common Stock"), for which options may be granted under the Plan is 25,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

ARTICLE C - ADMINISTRATION OF THE PLAN.

     The administrator of the Plan (the "Plan Administrator") shall be a committee appointed by the Board of Directors of the Corporation (the "Board"), no member of which shall be an Eligible Director as defined in Article D hereof. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

ARTICLE D - PARTICIPATION IN THE PLAN.

     An "Eligible Director" is a member of the Board of Directors of Culbro Corporation who is (a) not an employee of the Corporation or any subsidiary corporation and (b) not a member of the Cullman-Ernst Principal Holder Group. Each Eligible Director shall receive the following option grants under the Plan:


     1.   INITIAL GRANTS

          An initial grant of an option to purchase 1,000 Shares shall automatically be granted to each Eligible Director immediately following shareholder approval of the Plan.

     2.   ADDITIONAL GRANTS

          Commencing with the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") in 1997, each Eligible Director shall automatically receive an additional grant of an option to purchase 1,000 Shares immediately following each year's Annual Meeting.

ARTICLE E - OPTION TERMS.

          Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

     1.   OPTION AGREEMENT

          Each option granted under the Plan may be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     2.   OPTION EXERCISE PRICE

          The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the mean between the highest and lowest quoted selling prices at which the Common Stock was sold on such date as reported in the NYSE Composite Transactions by The Wall Street Journal on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.

     3.   TIME AND MANNER OF EXERCISE OF OPTION

          Each option may be exercised in whole or in part at any time three (3) years after the grant thereof and thereafter from time to time; provided, however, that no fewer than one hundred (100) Shares (or the remaining Shares then purchasable under the option, if less than one hundred (100) Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

          Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares.

     4.   TERM OF OPTIONS

          Each option shall expire eight (8) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

          (a) In the event that an optionee ceases to be an Eligible Director or a Director of the Corporation for any reason other than the death of the optionee, the options granted to such optionee may be exercised by him or her only within twelve (12) months after the date such optionee ceases to be an Eligible Director or a Director of the Corporation.

          (b) In the event of the death of an optionee, whether during the optionee's service as an Eligible Director or during the twelve (12) month period referred to in Section 4(a), the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within twelve (12) months after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

     5.   TRANSFERABILITY

          During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 4(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.


     6.   PARTICIPANT'S RIGHTS AS SHAREHOLDER

          Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

     7.   LIMITATION AS TO DIRECTORSHIP

          Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

     8.   REGULATORY APPROVAL AND COMPLIANCE

          The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

ARTICLE F - CAPITAL ADJUSTMENT.

     The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each outstanding option and the exercise price per Share thereof shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Corporation or similar event.

     In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

ARTICLE G - EXPENSES OF THE PLAN.

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

ARTICLE H - EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan was approved by the Board of Directors on March 7, 1996 and shall be dated as of March 7, 1996 provided that the Plan receives the approval of the Corporation's shareholders at the Annual Meeting of Shareholders on April 11, 1996. The Plan shall continue in effect until March 7, 2001, but such termination shall not affect the then outstanding terms of any options.

ARTICLE I - TERMINATION AND AMENDMENT OF THE PLAN.

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

               (a) materially increase the number of Shares that may be issued under the Plan,

               (b) materially modify the requirements as to eligibility for participation in the Plan, or

               (c) otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Corporation's shareholders.

ARTICLE J - COMPLIANCE WITH RULE 16b-3.

     It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation, including the Culbro Corporation 1996 Stock Plan, and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

ARTICLE K - NONQUALIFIED OPTIONS.

     It is intended that the option grants made pursuant to the Plan shall constitute nonqualified stock options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended.

                                                      Culbro  Corporation
                                                             [LOGO]



Culbro Corporation                                     NOTICE OF
                                                       ANNUAL MEETING
     [LOGO]                                            OF SHAREHOLDERS,
                                                       THURSDAY,
                                                       APRIL 11, 1996
387 Park Avenue South                                  AND PROXY STATEMENT
New York, N.Y. 10016-8899

CULBRO CORPORATION                                                         PROXY

387 Park Avenue South                        SOLICITED BY THE BOARD OF DIRECTORS
NY, NY 10016-8899                             for Annual Meeting of Shareholders


     The undersigned holder of Common Stock of Culbro Corporation (the "Corporation") hereby authorizes and appoints Edgar M. Cullman, Edgar M. Cullman, Jr. and John L. Ernst, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held in the Auditorium on the 3rd floor of the offices of the Corporate Headquarters of Chemical Banking Corporation, 270 Park Avenue, New York, N.Y. at 2:00 P.M., local time, on April 11, 1996 and any adjournment or adjournments of said meeting and therat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.
   Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjourrnment thereof.

   Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                                (Continued, and to be signed, on the other side)

                                                              /See Reverse Side/

                          X  Please mark your votes as indicated in this example

 If no direction is given, this proxy will be voted FOR Items 1, 2, 3, 4 and 5.
        The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.
------
COMMON

                                                          FOR ALL    WITHHELD
                                                           LISTED    AS TO ALL
                                                          NOMINEES   NOMINEES

No. 1-Election of Directors. Nominees are listed below:     / /         / /
      B. A. Barnet, J. L. Bernbach, E. M. Cullman,
      E. M. Cullman, Jr., F. M. Danziger, J. L. Ernst,
      T. C. Israel, D. W. Lufkin, G. V. Sherren,
      P. J. Solomon and F. T. Vincent, Jr.

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



No. 2-Approval of the adoption of the 1996 Stock Plan.

No. 3-Approval of the adoption of the 1996 Non-employee Director Stock Option
      Plan.

No. 4-Approval of amendments to the employment agreement with the Corporation's chief financial officer, Jay M. Green.

                                                          FOR  AGAINST  ABSTAIN

No. 5-Approval of Selection of Independent Accountants.   / /    / /     / /

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.

I PLAN TO ATTEND THE ANNUAL MEETING.  /YES/


Signatures(s)                                                              Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.